ION Earnings Call – Q3 2015 Earnings Call Presentation November 5, 2015

Corporate Participants and Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact DENNARD–LASCAR Associates at 713 529 6600. If you would like to view a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website at www.iongeo.com for approximately 12 months. BRIAN HANSON President and Chief Executive Officer STEVE BATE Executive Vice President and Chief Financial Officer 2

Forward-Looking Statements The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission. 3

ION Q3 15 Overview  Financial highlights – Q3 revenues $67M; adjusted net loss of $17M or $(0.10) per share – Q3 revenues up as result of industry-funded MexicoSPANTM program  Continued strict cost controls – Additional Q3 25% headcount reduction and cost control measures to yield an additional annualized savings of $40M – Maintaining core capabilities and flexibility to scale up or down  Segment highlights – Multi-client shift from new venture underwriting to late sales – Continued pressure on data processing – Software softening due to vessel stacking – OBS project delays making start dates uncertain 4 MexicoSPAN Phase 1: 22,000 km deep-imaged 2D data

(0.15) (0.10) $(0.20) $(0.15) $(0.10) $(0.05) $- Adjusted Diluted EPS Q3 14 5 - 25 50 75 100 125 Q3 14 Q3 15 Software Systems Solutions Revenue $M • Revenues down 37% Y/Y • Solutions up 15% • Systems down 70% • Software down 39% • No revenues from Ocean Bottom •Operating Margin down to (19)% • Significant revenue declines in Systems & Software segments • Lack of Ocean Bottom Services revenues • Partially offset by revenue increase in Solutions segment & cost savings • Adjusted EPS of ($0.10) • Adjusted EBITDA of $8M Ocean Bottom (5) (13) -14 -12 -10 -8 -6 -4 -2 0 Op. Profit $M Q3 14 Q3 15 Q3 15 13 8 0 2 4 6 8 10 12 14 Adjusted EBITDA $M Q3 14 Q3 15 ION Financial Overview Q3 15 Highlights

ION Financial Overview Cash Flow 6 $ Millions YTD YTD Sept 14 Sept 15 Q3 14 Q3 15 Cash from operations 59.5$ (67.5)$ 5.7$ 7.7$ Working capital 27.5 31.5 4.5 (21.2) Multi-client investment (57.3) (28.2) (23.0) (14.6) PP&E Capital Expenditures (6.8) (17.6) (2.3) (0.4) Free Cash Flow 22.9 (81.8) (15.1) (28.5) Net Repayments under revolver (35.0) - - - Other Investing & Financing (6.2) (3.6) (12.9) (0.4) Net Change in Cash (18.3) (85.4) (28.0) (28.9) Cash & Cash Equiv. (Beg. Of Period) 148.1 173.6 157.8 117.1 Cash & Cash Equiv. (End Of Period) 129.8$ 88.2$ 129.8$ 88.2$ Cash balances of $88M at September 30, 2015 Full availability under $40M credit facility

Summary  Maintaining strict focus on cost control  Expect 2016 to be similar to 2015  Scaled business to maintain strategic capabilities and advance key R&D initiatives, while minimizing cash burn 7

8 Q&A